AMENDMENT NO. 4

TO THE EMPLOYMENT AGREEMENT

BETWEEN

JETBLUE AIRWAYS CORPORATION

AND ROBIN HAYES

This AMENDMENT NO. 4 (the “Amendment”) to the Employment Agreement, dated February 16, 2015 and amended on February 16, 2017, on February 13, 2020 and September 5, 2021 (collectively, the “Prior Agreement”), by and between JETBLUE AIRWAYS CORPORATION, a Delaware corporation (the “Company”), and ROBIN HAYES (the “Executive”), is hereby entered into this 8th day of December 2022.

WHEREAS, the Company and the Executive previously entered into the Prior Agreement; and

WHEREAS, the Company and the Executive desire to provide for the continued employment of the Executive on the terms and conditions contained in the Prior Agreement, as modified by this Amendment;

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1. Section 2 of the Prior Agreement is replaced in its entirety by the following:

“2.    Term of Employment. The Executive’s employment under this Agreement commenced on February 16, 2015 (the “Effective Date”). On December 8, 2022, the Board of Directors of the Company (the “Board”) exercised its discretion to extend the term of the Agreement (the “Term”), such that the Executive’s employment shall terminate on the earlier of (i) September 1, 2025 or (ii) the termination of the Executive’s employment under this Agreement.”

2. All remaining terms of the Prior Agreement shall continue in full force and effect, as amended hereby.

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by its duly authorized officer pursuant to the authority of its Board, and the Executive has executed this Amendment, as of the date set forth above.

JETBLUE AIRWAYS CORPORATION
By: /s/ Laurie Villa
Name: Laurie Villa
Chief People Officer

EXECUTIVE
By: /s/ Robin Hayes
Name: Robin Hayes
Dated: December 8, 2022